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  Fingerhut Receivables, Inc.                                       Fingerhut Master Trust                        Monthly Report
  Certificateholder's Statement                                          Series 1994-1                                    Sep-96
  Section 5.2                                       Class A          Class B        Class C         Class D         Total

  (i)   Certificate Amount                      715,900,000.00   92,050,000.00   92,050,000.00  122,728,000.00  1,022,728,000.00
  (ii)  Certificate Principal Distributed                 0.00            0.00            0.00                              0.00
  (iii) Certificate Interest Distributed          3,575,522.78      483,518.19      515,224.31                      4,574,265.28
  Total Distribution per $1,000 Certificate
  Certificate Principal Distributed per $1,000       0.0000000       0.0000000       0.0000000
  Certificate Interest Distributed per $1,000        4.9944444       5.2527777       5.5972223
  (iv) Principal Collections                     47,382,425.73    6,092,404.37    6,092,404.37    8,067,377.85     67,634,612.32
  (v)  Imputed Yield Collections                 15,794,141.91    2,030,801.46    2,030,801.46    2,689,125.95     22,544,870.78
       Recoveries                                 1,854,031.71      238,390.30      238,390.30      317,710.83      2,648,523.14
       Interest Earned on Prefunded Accounts              0.00            0.00            0.00            0.00              0.00
	 Total Imputed Yield Collections         17,648,173.62    2,269,191.76    2,269,191.76    3,006,836.78     25,193,393.92
	    Total Collections                    65,030,599.35    8,361,596.13    8,361,596.13   11,074,214.63     92,828,006.24
  (vi) Aggregate Amount of Principal Receivables                                                                1,252,031,708.92
       Invested Amount (End of Month)            715,900,000.00  92,050,000.00   92,050,000.00  122,728,000.00  1,022,728,000.00
       Floating Allocation Percentage               57.1790630%     7.3520502%      7.3520502%      9.8023077%       81.6854711%
       Invested Amount (Beginning of Month)      715,900,000.00  92,050,000.00   92,050,000.00  122,728,000.00  1,022,728,000.00
       Average Daily Invested Amount                                                                            1,022,149,894.33
  (vii)  Receivable Delinquencies (As a % of Total Receivables)
	 Current                                         72.93%   1,217,420,432.03
	 30 Days to 59 Days                               7.52%     125,564,480.74
	 60 Days to 89 Days                               4.58%      76,522,329.93
	 90 Days and Over                                14.97%     249,868,369.19
	    Total Receivables                           100.00%   1,669,375,611.89
   (viii) Aggregate Investor Default Amount                          15,152,144.96
	  As a % of Average Daily Invested Amount
	  (Annualized based on 366 days/year)                                19.38%
   (ix)   Certificate Charge-Offs
	  Class A                                                              0.00
	  Class B                                                             0.00
	  Class C                                                             0.00
	  Class D                                                             0.00
	    Total Certificate Charge-Offs                                     0.00
   (x)    Servicing Fee
	  Class A                                                      1,193,166.80
	  Class B                                                        153,416.76
	  Class C                                                        153,416.76
	  Class D                                                        204,546.72
	     Total Servicing Fee                                       1,704,547.04
   (xi)   Pool Factor
	  Class A                                                         1.0000000
	  Class B                                                         1.0000000
	  Class C                                                         1.0000000
   (xii)  Reallocated Principal Collections
	  Class B                                                              0.00
	  Class C                                                              0.00
	  Class D                                                      3,190,967.02
	  ** Everything was reimbursed by the end of the fiscal month.
   (xiii) Excess Funding Account Balance                                       0.00
	  Prefunding Account Balance                                           0.00
    (xiv) Class C Trigger Event Occurrence                                     None
	  Class C Reserve Amount                                                N/A
    Average Net Portfolio Yield                                            12.8409%
    Minimum Base Rate                                                       7.9023%
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